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                                                                  Exhibit h.(ii)



                              THE KOREA FUND, INC.

                   Rights Offering for Shares of Common Stock

                           SOLICITING DEALER AGREEMENT

        THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL
                           ___, 1997, UNLESS EXTENDED.


To Securities Dealers and Brokers:

            The Korea Fund, Inc. (the "Company") is issuing to its shareholders of record ("Record Date Shareholders") as of the close of business on April ___, 1997 (the "Record Date") rights ("Rights") to subscribe for an aggregate of __________ shares of Common Stock (the "Shares") of the Company upon the terms and subject to the conditions set forth in the Company's Prospectus dated __________, 1997 (the "Offer"). Each such Record Date Shareholder is being issued one Right for each full share of Common Stock owned on the Record Date. No fractional Rights will be issued. The Rights may be traded on the New York Stock Exchange. The Rights entitle the Record Date Shareholders and holders of Rights acquired during the Subscription Period (as hereinafter defined) to acquire at the Subscription Price (as hereafter defined), one Share for each three (3) Rights held in the primary subscription. The Subscription Price is $_____ per Share. Any Record Date Shareholder who is issued fewer than three (3) Rights may subscribe, at the Subscription Price, for one full Share of Common Stock during the Subscription Period, which commences on __________, 1997 and ends at 5:00 p.m., New York City time, on the Expiration Date. (With respect to the Offer, the term "Expiration Date" means 5:00 p.m., New York City time, on Friday, April ___, 1997, unless and until the Company shall, in its sole discretion, have extended the period for which the Offer is open, in which event the term "Expiration Date" with respect to the Offer will mean the latest time any date on which the Offer, as so extended by the Company, will expire.) Any Record Date Shareholder who fully exercises all Rights issued to him (other than those Rights which cannot be exercised because they represent the right to acquire
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less than one Share) is entitled to subscribe for Shares which were not otherwise subscribed for by others on primary subscription (the "Over-Subscription Privilege"). Shares acquired pursuant to the Over-Subscription Privilege are subject to allotment, as more fully discussed in the Prospectus.

            For the duration of the Offer, the Company will pay Soliciting Fees (as defined below) to any qualified broker or dealer who solicits the exercise of Rights in connection with the Offer and who complies with the procedures described below (a "Soliciting Dealer"). Upon timely delivery to State Street Bank and Trust Company, the Company's Subscription Agent for the Offer (the "Subscription Agent"), of payment for Shares purchased pursuant to the exercise of Rights and of properly completed and executed documentation as set forth in this Soliciting Dealer Agreement, a Soliciting Dealer will be entitled to receive a fees equal to .50% of the Subscription Price per Share purchased pursuant to exercise of the Rights (the "Soliciting Fees"); provided that the aggregate fees paid to any Soliciting Dealer hereunder (other than a Soliciting Dealer who is registered as a specialist in the Rights with The New York Stock Exchange and who has been approved by The New York Stock Exchange to act as such during the Subscription Period) may not exceed the product of (i) .50% of the Subscription Price Per Share, times (ii) the aggregate number of shares of Common Stock held in such Soliciting Dealer's participant accounts with The Depository Trust Company on the Record Date divided by three. A qualified broker or dealer is a broker or dealer which is a member of a registered national securities exchange in the United States or the National Association of Securities Dealers, Inc.
("NASD").

            The Company hereby agrees to pay the Soliciting Fees payable to the Soliciting Dealers. Solicitation and other activities by Soliciting Dealers may be undertaken only in accordance with the applicable rules and regulations of the Securities and Exchange Commission and only in those states and other jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof. Compensation will not be paid for solicitations in any state or other jurisdiction in which, in the opinion of counsel to the Company or counsel to Smith Barney Inc., the Dealer


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Manager in connection with the Offer (the "Dealer Manager"), such compensation may not lawfully be paid. No Soliciting Dealer shall be paid Soliciting Fees with respect to Shares purchased pursuant to an exercise of Rights for its own account or for the account of any affiliate of the Soliciting Dealer, except that the Dealer Manager shall receive the Soliciting Fees with respect to Shares purchased pursuant to an exercise of Rights for its own account provided that such Shares are offered and sold by the Dealer Manager to its clients. No Soliciting Dealer or any other person is authorized by the Company or the Dealer Manager to give any information or make any representations in connection with the Offer other than those contained in the Prospectus and other authorized solicitation material furnished by the Company through the Dealer Manager. No Soliciting Dealer is authorized to act as agent of the Company or the Dealer Manager in any connection or transaction. In addition, nothing herein contained shall constitute the Soliciting Dealers partners with the Dealer Manager or with one another, or agents of the Dealer Manager or of the Company, or create any association between such parties, or shall render the Dealer Manager or the Company liable for the obligations of any Soliciting Dealer. The Dealer Manager shall be under no liability to make any payment to any Soliciting Dealer, and shall be subject to no other liabilities to any Soliciting Dealer, and no obligations of any sort shall be implied.

            In order for a Soliciting Dealer to receive Soliciting Fees, the Subscription Agent must have received from such Soliciting Dealer no later than 5:00 p.m., New York City time, on the Expiration Date, a properly completed and duly executed Soliciting Dealer Agreement (or a facsimile thereof), accompanied by either (i) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights and full payment for such Shares; or (ii) a Notice of Guaranteed Delivery guaranteeing delivery to the Subscription Agent, by close of business on the third New York Stock Exchange trading day after the Expiration Date, of a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights and full payment for such Shares. In the case of a Notice of Guaranteed Delivery, Soliciting Fees will only be paid


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after payment and delivery in accordance with such Notice of Guaranteed Delivery has been effected.

            All questions as to the form, validity and eligibility (including time of receipt) of the Soliciting Dealer Agreement will be determined by the Company, in its sole discretion, which determination shall be final and binding. Unless waived, any irregularities in connection with a Soliciting Dealer Agreement or delivery thereof must be cured within such time as the Company shall determine. None of the Company, the Dealer Manger, the Information Agent for the Offer (Georgeson & Company Inc.) or any other person will be under any duty to give notification of any defects or irregularities in any Soliciting Dealer Agreement or incur any liability for failure to give such notification.

            The acceptance of Soliciting Fees from the Company by a Soliciting Dealer shall constitute a representation by such Soliciting Dealer to the Company that; (i) it has received and reviewed the Prospectus; (ii) in soliciting purchases of Shares pursuant to the exercise of the Rights, it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the applicable rules and regulations thereunder, any applicable securities laws of any state or jurisdiction where such solicitations may lawfully be made, and the applicable rules and regulations of any self-regulatory organization or registered national securities exchange; (iii) in soliciting purchases of Shares pursuant to the exercise of Rights, it has not published, circulated or use any soliciting materials other than the Prospectus and any other authorized solicitation material furnished by the Company through the Dealer Manager; (iv) it has not purported to act as agent of the Company or the Dealer Manager in any connection or transaction relating to the Offer; (v) the information contained in this Soliciting Dealer Agreement is, to its best knowledge, true and complete; (vi) it is not affiliated with the Company; (vii) it will not accept Soliciting Fees paid by the Company pursuant to the terms hereof with respect to Shares purchased by the Soliciting Dealer pursuant to an exercise of Rights for its own account; (viii) it will not remit, directly or indirectly, any part of Soliciting Fees paid by the Company pursuant to the terms hereof to any beneficial owner of Shares purchased pursuant to the Offer; and (ix) it has


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agreed to the amount of the Soliciting Fees and the terms and conditions set forth herein with respect to receiving such Soliciting Fees. By returning a Soliciting Dealer Agreement and accepting Soliciting Fees, a Soliciting Dealer will be deemed to have agreed to indemnify the Company against losses, claims, damages and liabilities to which the Company may become subject as a result of the breach of such Soliciting Dealer's representations made herein and described above. [In making the foregoing representations, Soliciting Dealers are reminded of the possible applicability of Regulation M if they have bought, sold, dealt in or traded in any Shares for their own account since the commencement of the Offer.]

            Soliciting Fees due to eligible Soliciting Dealers will be paid promptly after consummation of the Offer. Upon expiration of the Offer, no Soliciting Fees will be payable to Soliciting Dealers with respect to Shares purchased thereafter.

            This Soliciting Dealer Agreement will be governed by the laws of the State of New York.

            This Soliciting Dealer Agreement may be signed in two or more counterparts, each of which will be an original, with the same effect as if the signatures were upon the same instrument.

            Please list on the Appendix attached hereto and forming part of this Soliciting Dealer Agreement the number of Shares purchased pursuant to exercise of the Rights by each beneficial owner whose purchases pursuant to exercise of Rights you, as a Soliciting Dealer, have solicited. All amounts beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the table in the Appendix hereto. Any questions as to what constitutes beneficial ownership should be directed to the Company. The number of shares not listed in the Appendix for reasons of inadequate space should be listed on a separate schedule attached to, and forming part of, this Soliciting Dealer Agreement.

            Please execute this Soliciting Dealer Agreement below accepting the terms and conditions hereof and confirming that you are a member firm of a registered na-


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tional securities exchange or of the NASD, and certifying that you have solicited the purchase of the Shares pursuant to exercise of the Rights, all as described above, in accordance with the terms and conditions set forth in this Soliciting Dealer Agreement.

                                             Very truly yours,

                                             THE KOREA FUND, INC.


                                             ___________________________________
                                             Name:
                                             Title:

ACCEPTED AND CONFIRMED



______________________________               ___________________________________
Printed Firm Name                            Address



______________________________               ___________________________________
Authorized Signature                         Area Code and Telephone Number



______________________________
Name and Title


Dated: _______________________


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             ALL SOLICITING DEALER AGREEMENTS SHOULD BE RETURNED TO
                STATE STREET BANK AND TRUST COMPANY BY FACSIMILE
           (TELECOPIER) AT (617) 774-4519. FACSIMILE TRANSMISSIONS MAY
                     BE CONFIRMED BY CALLING (617) 575-4511.


              ALL QUESTIONS CONCERNING SOLICITING DEALER AGREEMENTS
           SHOULD BE DIRECTED TO GEORGESON & COMPANY INC. AS FOLLOWS:
             FOR BANK INQUIRIES, PLEASE CALL (212) 440-9901 AND FOR
                  BROKER INQUIRIES, PLEASE CALL (212) 440-9907.


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                 APPENDIX TO SOLICITING DEALER AGREEMENT
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                 TO BE COMPLETED BY THE SOLICITING DEALER
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      Beneficial Owners               Number of Shares Purchased
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Beneficial Owner No. 1
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Beneficial Owner No. 2
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Beneficial Owner No. 3
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Beneficial Owner No. 4
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Beneficial Owner No. 5
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Beneficial Owner No. 6
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Beneficial Owner No. 7
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Beneficial Owner No. 8
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Beneficial Owner No. 9
---------------------------------------------------------------------------
Beneficial Owner No. 10
---------------------------------------------------------------------------
Beneficial Owner No. 11
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Beneficial Owner No. 12
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Beneficial Owner No. 13
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Beneficial Owner No. 14
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Beneficial Owner No. 15
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Beneficial Owner No. 16
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Beneficial Owner No. 17
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Beneficial Owner No. 18
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Beneficial Owner No. 19
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Beneficial Owner No. 20
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Beneficial Owner No. 21
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      TOTAL:
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